UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 5, 2014

SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10382	20-5715943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)

(636) 939-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2014, Synergetics USA, Inc. (the “Company”) and its wholly owned subsidiary Synergetics Surgical EU Limited (the “Buyer”) entered into the Share Purchase Agreement (the “Agreement”) with shareholders (the “Sellers”) of Sterimedix Limited (“Sterimedix”), pursuant to which the Buyer purchased all of the outstanding share capital (the “Shares”) of Sterimedix for net cash consideration of $13.5 million (the “Sterimedix Acquisition”). Sterimedix is a private manufacturer of cannulas, needles and other disposable products for ophthalmic and aesthetic procedures incorporated in England and Wales.

Pursuant to the Agreement, the Sellers will be entitled to receive earn-out payments based on the Gross Profit attributable to the Sterimedix operations, calculated in accordance with the terms set forth in the Agreement, for each annual period from January 1, 2015 until December 31, 2017 as follows:  (i) 136.7% of the amount by which Gross Profit exceeds £3,190,000 for 2015; (ii) 136.7% of the amount by which Gross Profit exceeds £3,767,500 for 2016; and (iii) 136.7% of the amount by which Gross Profit exceeds £4,400,000 for 2017. The Company has agreed not to transfer the Shares for a period of one year and after the one-year period, (i) to negotiate in good faith the assumption of the earn-out payments with the proposed transferee; (ii) at the discretion of the Company, to make modified earn-out payments to the Sellers as set forth in the Agreement and transfer certain Sterimedix assets to the Sellers upon arms’ length negotiations; or (iii) if option (i) does not occur and option (ii) is not exercised, to remain obligated to pay the earn-out payments specific above.

The Agreement contains customary representations, warranties, covenants and indemnification provisions.

In connection with the Sterimedix Acquisition, the Company and its wholly owned subsidiary Synergetics Inc., as borrowers, and Regions Bank, as lender, executed the Consent to Credit and Security Agreement (the “Consent”) on December 5, 2014 pursuant to which Regions Bank agreed to modify the terms of the Credit and Security Agreement dated as of March 13, 2006 between such parties, as amended (the “Credit Agreement”), allowing the Company to borrow $6.5 million under the existing Credit Agreement to pay a portion of the  Sterimedix Acquisition purchase price.  As a condition to the Consent, the Company intends to enter into a new term loan with Regions Bank on or before December 16, 2014 to repay the amount borrowed pursuant to the Consent.  Failure to satisfy this condition shall constitute an event of default under the Credit Agreement. All other terms of the Credit Agreement remain unchanged.

The foregoing descriptions of the Agreement and Consent are summaries only and are qualified in their entireties by reference to the full text of such documents, filed herewith as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference.

On December 10, 2014, the Company issued a press release announcing the completion of the Sterimedix Acquisition, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 10, 2014, the Company completed the Sterimedix Acquisition.  The terms of the Sterimedix Acquisition is described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

The Company has determined that no financial statements or pro forma financial information relating to the Sterimedix Acquisition are required to be filed pursuant to Items 9.01(a) and 9.01(b) of Form 8-K in accordance with Rule 3-05(b) and Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission.

Item 2.02.	Results of Operations and Financial Condition.

On December 10, 2014, the Company issued a press release announcing its financial results for the first fiscal quarter ended October 31, 2014.  A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.  The information contained in the website is not a part of this Current Report on Form 8-K.

The information under this Item 2.02, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 5, 2014, the Company and Regions Bank executed the Consent. The terms of the Consent are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
2.1	Share Purchase Agreement dated December 10, 2014 among the selling shareholders, Synergetics Surgical EU Limited and Synergetics USA, Inc.

10.1	Consent to Credit and Security Agreement dated as of December 5, 2014 between Synergetics, Inc. and Synergetics USA, Inc., as borrowers, and Regions Bank, as lender.

99.1	Press release of Synergetics USA, Inc. dated December 10, 2014, announcing the acquisition of Sterimedix Limited.

99.2	Press release of Synergetics USA, Inc. dated December 10, 2014, announcing financial results for the first fiscal quarter ended October 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2014

SYNERGETICS USA, INC. (Registrant)

	By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	EVP and Chief Financial Officer